EXHIBIT 10.19

                             KEY EMPLOYEE AGREEMENT

To:      Michael Golden
         38 W. 21st Street, 7th Floor
         New York, NY 10010

         The undersigned, Global Sports, Inc., a Delaware corporation with its principal place of business located at 555 S. Henderson Road, King of Prussia, Pennsylvania 19406 (the "Company"), hereby agrees with you as follows:

Position and Responsibilities.

         1.1 You shall serve as Executive Vice President Global Sports Interactive ("GSI") (or in such other executive capacity as shall be designated by the Board of Directors or Executive Committee of the Company and is reasonably acceptable to you) and shall perform the duties customarily associated with such position from time to time. In such capacity, you will be responsible for overall account management of GSI outsourcing clients, on and off-line marketing, business development, technology, creative, production, customer service and fulfillment operations.

         1.2 You will devote your full time and your best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such executive duties as may be assigned to you by or on authority of the Company's Board of Directors or Executive Committee from time to time. You will report directly to the Chief Executive Officer.

         1.3 You will duly, punctually, and faithfully perform and observe any and all rules and regulations which the Company may or shall hereafter reasonably establish governing your conduct as an employee and the conduct of its business.

2.       Term of Employment.

         2.1 The initial term of this Agreement shall be for the period set forth in Exhibit "A" annexed hereto. Thereafter, the term of this Agreement shall be automatically renewed for successive periods of one (1) year each unless you or the Company shall give the other not less than three (3) months prior written notice of non-renewal. Notwithstanding anything contained herein to the contrary, your employment by the Company may be terminated as provided in the following Sections 2.2 and 2.3.

         2.2 The Company shall have the right to terminate your employment at any time under this Agreement prior to the expiration of the stated term in any of the following ways:

                  (a) on thirty (30) days prior written notice to you in the event of your disability (disability shall be defined as your inability to perform duties under this Agreement for an aggregate of ninety (90) days out of any one hundred eighty(180) day period due to mental or physical disability);



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                  (b)      immediately,  without  prior  notice  to  you  by the
                           Company, for "Cause", as defined in Section 2.3 of this Agreement;

                  (c) immediately, without prior notice to you by the Company, upon your death or in the event of the liquidation or reorganization of the Company under the federal Bankruptcy Code or any state insolvency or bankruptcy law; or

                  (d) at any time, without Cause (as defined herein); provided, however, that if the Company terminates your employment without Cause (as defined herein) prior to the expiration of the stated term, the Company shall continue to pay you your Base Salary, as severance pay, and provide you with your benefits that you are entitled to under paragraph 4 (a), (b) and (c) of the attached Exhibit "A", for a period of six (6) months after the effective date of your termination (the "Severance Period").

         2.3 For purposes of this Agreement, "Cause" shall mean: (i) the falseness or material inaccuracy of any of your warranties or representations contained herein; (ii) your willful failure or refusal to comply with explicit directives of the Board of Directors or Executive Committee or to render the services required herein after notice thereof from the Company and your failure to cure such failure or refusal within ten days of receipt of such notice; (iii) a determination by the Company acting in good faith that you are responsible for fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates or other misappropriation of the Company's assets or funds; (iv) your conviction of a criminal felony offense; (v) the willful breach or habitual neglect of your obligations under this Agreement or your duties as an employee of the Company and your failure to cure such breach or neglect after notice from the Company and your failure to cure such notice or neglect within ten days of receipt of such notice; and/or (vi) habitual use of drugs.

         The existence of Cause (as defined herein) for termination of your employment by the Company shall be subject, upon the written election by you or the Company, to binding arbitration as provided in Section 9 hereof. Further, any dispute, controversy or claim arising out of, in connection with, or in relation to, the definition of Cause as set forth in Section 2.3 of this Agreement shall be settled by arbitration as provided in Section 9 hereof. Any award or determination shall be final, binding and conclusive upon the parties, and a judgment rendered may be entered in any court having jurisdiction thereof.

         2.4 If your employment is terminated because of your death, all obligations of the Company hereunder shall cease, except with respect to amounts and obligations accrued to you through the thirtieth day after the date on which your death has occurred. Except as specifically provided in Section 2.2(d), if your employment is terminated by the Company for any other reason, all obligations of the Company (except with respect to amounts and obligations accrued to you prior to the date of termination) shall cease immediately as of the date of termination.

         2.5 In addition to the Company's termination rights set forth above, you shall have the right to terminate this Agreement for "Good Cause", as hereinafter defined. As used herein, the term "Good Cause" shall mean the failure of the Company to employ you in the capacity and with the


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responsibilities for which you were hired as described in paragraph 1 above, and the Company's failure to correct such failure within thirty days of notice from you of the Company's alleged failure. Should the Company not correct the situation, then you may again notify the Company of your election to terminate this Agreement, effective thirty days from the date of the second notice. Such termination by you shall be treated as a termination without Cause by the Company and you shall be entitled to the benefits set forth in paragraph 2.2(d) above.

         The existence of Good Cause (as defined herein) for termination of your employment by you shall be subject, upon the written election by you or the Company, to binding arbitration as provided in Section 9 hereof. Further, any dispute, controversy or claim arising out of, in connection with, or in relation to, the definition of Good Cause as set forth in Section 2.5 of this Agreement shall be settled by arbitration as provided in Section 9 hereof. Any award or determination shall be final, binding and conclusive upon the parties, and a judgment rendered may be entered in any court having jurisdiction thereof.

3.       Compensation.

         You shall receive the compensation and benefits set forth in Exhibit "A" attached hereto ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights, if any, pursuant to an agreement between you and the Company relating to proprietary information and inventions dated of even date herewith, a copy of which is attached hereto as Exhibit "C" (the "Proprietary Information Agreement").

4.       Other Activities During Employment

         4.1 Except for any outside directorships currently held by you, as listed on Exhibit "B" attached hereto, and except with the prior written consent of a disinterested majority of the Company's Board of Directors, which consent will not be unreasonably withheld, you will not, during the term of this Agreement, undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor.

         4.2 You hereby agree that, except as disclosed on Exhibit "B" attached hereto, you will not, during your employment hereunder, directly or indirectly, engage (i) individually, (ii) as an officer, (iii) as a director, (iv) as an employee, (v) as a consultant, (vi) as an advisor, (vii) as an agent (whether a salesperson or otherwise), (viii) as a broker, or (ix) as a partner, co-venturer, stockholder or other proprietor owning directly or indirectly more than five percent (5%) interest in any firm, corporation, partnership, trust, association or other organization which is engaged in the planning, research, development, production, manufacture, marketing, sales or distribution of athletic footwear, rugged outdoor footwear, sportswear, licensed products, related products, equipment or services or any other line of business engaged in or under demonstrable development by the Company, or any of its subsidiary corporations, or their successors and assigns (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit "B" attached hereto, you hereby represent that you are not presently engaged, in any of the foregoing capacities (i) through (ix), in any Prohibited Enterprise.


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5.       Former Employment.

         5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained or restricted by any prior or current employment, consulting agreement or relationship, whether oral or written. You further represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 5.2.

         5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties only information which is generally known and used by persons with training and experience comparable to your own and information which is common knowledge in the industry or otherwise legally in the public domain.

6.       Proprietary Information.

         You agree to execute, deliver and be bound by the provisions of the Proprietary Information Agreement attached hereto as Exhibit "C".

7.       Post-Employment Activities.

         7.1 For a period of one (1) year after the termination of your employment with the Company or its successors and assigns, for any reason whatsoever, the provisions of Section 4.2 shall remain applicable to you and you shall comply therewith.

         7.2 For a period of one (1) year after the termination or expiration of your employment with the Company or its successors and assigns, for any reason whatsoever, you will not, absent the Board of Directors' prior written approval, directly or indirectly, engage in activities similar to those described in
Section 4.2, nor render services similar or reasonably related to those which you shall have rendered hereunder, to any person or entity whether now existing or hereafter established which directly or indirectly competes with (or proposes or plans to compete with) the Company or any of its subsidiaries or their successors and assigns ("Direct Competitor") in the sale, either traditionally or through the Internet, of sporting goods, athletic footwear, rugged outdoor footwear, sportswear, licensed products and related products and services, whether with respect to merchandise manufactured by the Company or any of its subsidiaries or their successors and assigns for resale or purchased by the Company or any of its subsidiaries or their successors and assigns as "closeout" merchandise for resale. Nor shall you entice, induce or encourage any other employees of the Company or any of its subsidiaries or their successors or assigns to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information Agreement or this Section 7. As used in this Agreement, the term "any line of business engaged in or under demonstrable development by the Company or any of its subsidiaries or their successors and assigns" shall be applied as of the date of termination of your employment hereunder or as of the


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date of termination of any post-employment consultation, whichever occurs later.

         7.3 Notwithstanding anything contained in Section 7.1 or 7.2 of this Agreement to the contrary, if your employment by the Company is terminated by the Company without Cause (as defined herein), then you will be bound by the provisions of Sections 7.1 and 7.2 only for the duration of the Severance Period.

         7.4 No provision of this Agreement shall be construed to preclude you from performing, upon the expiration or termination of your employment (or any post-employment consultation), the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company or its subsidiaries or their successors and assigns, so long as you do not thereby violate any term of this Agreement or the Proprietary Information Agreement.

8.       Remedies.

         Your obligations under the Proprietary Information Agreement and the provisions of Sections 4.2, 7, 8, 9 and 11 of this Agreement shall survive the expiration or termination of your employment with the Company or its successors and assigns (whether through your resignation or otherwise). You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information Agreement or Sections 4 or 7 hereof would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

9.       Arbitration.

         Any dispute concerning this Agreement, including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Philadelphia, Pennsylvania, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. Judgment upon any award may be entered in the highest court, state or federal, having jurisdiction. The cost of such arbitration shall be borne equally between the parties thereto unless the arbitrator elects to award costs and reasonable attorneys fees as part of the award which the arbitrator shall have the authority to do.

10.      Assignment.

         This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto.



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11.      Interpretation.

         IT IS THE INTENT OF THE PARTIES THAT, in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT, if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any provision of this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

12.      Notices.

         Any notice which the Company is required to or may desire to give you shall be given by registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing, with a copy to _________________________________________. Any notice which you are required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing with a copy to Arthur H. Miller, Esquire, Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103.

13.      Waivers.

         No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14.      Complete Agreement; Amendments.

         The foregoing, including Exhibits "A", "B" and "C" attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. This Agreement may be amended or modified or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

15.      Headings.

         The headings of the sections contained in this Agreement are inserted for convenience and


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reference only and in no way define, limit, extend or describe the scope of this
Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

16.      Counterparts.

         This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

17.      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         If you are in agreement with the foregoing, please sign your name below and at the bottom of the Proprietary Information Agreement attached hereto, whereupon both Agreements shall become binding in accordance with their terms, and return this Agreement to the Company. (You may retain the accompanying counterpart of this Agreement enclosed herewith for your records).

                                Very truly yours,

                               GLOBAL SPORTS, INC.

                                     By: __/s/ Michael G. Rubin_________
                                     Name: Michael G. Rubin
                                     Title: Chairman and Chief Executive Officer
ACCEPTED AND AGREED:

_/s/ Michael Golden_______
MICHAEL GOLDEN

Date: ____3/28/99_________

                                                                       EXHIBIT A

                   EMPLOYMENT TERM, COMPENSATION AND BENEFITS

                                       OF

       MICHAEL GOLDEN, EXECUTIVE VICE PRESIDENT GLOBAL SPORTS INTERACTIVE

1.       Term.

         The term of the Agreement to which this Exhibit "A" is annexed and incorporated (the "Agreement") shall commence on February 4, 1999 and shall terminate on December 31, 2003, unless renewed in accordance with Section 2.1 of the Agreement or terminated prior thereto in accordance with Sections 2.2 or 2.3 of the Agreement.

2.       Compensation.

a. Base Salary. During the term of the Agreement you will be paid an annual Base Salary based as follows:

         PERIOD                                               ANNUAL BASE SALARY

         Execution of the Agreement through
         December 31, 1999                                             $150,000

         January 1, 2000 through
         December 31, 2000                                             $160,000

         January 1, 2001 through
         December 31, 2001                                             $170,000

         January 1, 2002 through
         December 31, 2002                                             $180,000

         January 1, 2003 through
         December 31, 2003                                             $190,000

         b. Signing Bonus. Upon execution of this Agreement, you will receive a bonus in the amount of $30,000.

         c.  Performance   Bonuses.  You  will  have  the  opportunity  to  earn
performance bonuses during each fiscal year of the Agreement, in an amount not to exceed 60% of your Base Salary.

         During the first fiscal year of the Agreement, you may receive a performance bonus as follows:


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                  (i)      up to 15% of your Base Salary,  based upon the timely
                           launch   (October  1,  1999)  of  all  Global  Sports
                           Interactive ("GSI") outsourcing clients signed by March 1, 1999, not to exceed 12 retailers; and/or

                  (ii) up to 15% of your Base Salary based upon the gross revenues of the Company's GSI business for the fiscal year ending December 31, 1999, which revenues shall be mutually agreed upon by you and the Company on or before March 31, 1999; and/or

                  (iii) up to 15% of your Base Salary based upon your success in creating the Company's GSI business, keeping its overhead within budget and effectively using funds allocated to the GSI business, as determined by the Company's Chief Executive Officer; and/or

                  (iv) up to 15% of your Base Salary based upon your overall performance review, as determined by the Company's Chief Executive Officer.

         During each subsequent fiscal year of the Agreement, you may receive a performance bonus in an amount not to exceed 60% of your then Base Salary, as determined by the Company's Board of Directors following consultation and discussion between you and the Board.

         All determinations as to meeting objective standards for bonuses shall be made solely by the Company's regularly retained certified public accountants, whose determinations shall be final and binding upon the parties and shall not be subject to any appeal.

         d. Payment of Base Salary. Base Salary and Bonuses shall be payable in accordance with the Company's payroll policies.

3.       Vacation.

         You shall be paid for and be entitled to all legal and religious holidays and two weeks paid vacation per annum, commencing the first year of the Agreement; provided, however, you may not take more than one week of vacation at a time. All vacation time shall be earned on a quarterly basis. You shall arrange for vacations in advance and at such time or times as shall be mutually agreeable to you and the Company. You shall be entitled to carry forward into the subsequent year up to one (1) week of unused vacation time. You do not have the right to receive pay in lieu of vacation.

4.       Insurance and Benefits.

         The Company, at its expense, shall provide you with the following benefits in the same amounts and manner as provided to the members of the Company's senior management:

         (a)      health insurance;
         (b)      long term disability insurance;


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         (c)      term life insurance; and
         (d)      participation in the Company's 401K Plan.

         In addition, the Company shall provide you with the following other benefits at the Company's expense:

         (a) automobile allowance not to exceed $500 per month, which includes automobile insurance; and
         (b) cell phone and cell phone account.

5.       Expenses.

         The Company shall reimburse you promptly for all reasonable and ordinary business and out-of-pocket expenses incurred by you in connection with the Company's business and in the scope of your employment hereunder, as approved by the Company, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by you during the term of the Agreement, provided the expenses are incurred in furtherance of the Company's business and at the request of the Company. You agree to keep and maintain records of the aforesaid expenses as may be requested by the Company and to account to the Company for the expenses prior to reimbursement.

6.       Stock Option.

         Pursuant to the terms of the Company's 1996 Equity Incentive Plan (the "Plan"), upon the execution of the Agreement, the Company shall grant to you a five year option (such option is intended to be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended, but is subject to the requirements set forth therein) to purchase up to seventy-five thousand (75,000) shares of the Company's common stock at an exercise price equal to the fair market value (determined by the trading price) of the underlying common stock on the date that you commence your employment pursuant to the Agreement, which option shall vest as follows: fifteen thousand (15,000) shares shall vest on December 31, 1999; fifteen thousand (15,000) shares shall vest on December 31, 2000; fifteen thousand (15,000) shares shall vest on December 31, 2001; fifteen thousand (15,000) shares shall vest on December 31, 2002; and fifteen thousand (15,000) shares shall vest on December 31, 2003.

         The complete terms and conditions of this award shall be set forth in the Option Grant Letter (the "Option Grant Letter") delivered to you simultaneous herewith. Any conflict between the terms of the Option Grant Letter and the Agreement shall be governed by the Option Grant Letter.

         In the event of the termination of your employment caused by your resignation, your dismissal with or without Cause (as defined herein), your disability or your death, or in the event of a change in control as defined in
Section 6.3(b) of the Plan,  your rights in the options shall be as set forth in
Article 6 of the Plan.

7.       Relocation.

         You agree to establish your residency in the King of Prussia, Pennsylvania area within (3) months from the date of the Agreement, with the cost of such relocation to be borne by you.



INITIALS:

Employee: __/s/ MG___

Company: ________




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                                                     EXHIBIT B

                                       OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS

                                       OF

                                 MICHAEL GOLDEN

Outside Directorships         Company             Ownership         Percentage
1. Chairman of the Board      Iguana Studios      250 shares        25%
2. Director                   Worldly Investor    10,000 shares     less than 1%
3.                            Organic             185,000 shares    2.25%
4.                            Organic Holdings    20,000 shares     1%
5. Bd. of Advisors            Stan Lee Media      100,000 shares    1.5%

                                                                      EXHIBIT C


--------------------------------------------------------------------------------


                       PROPRIETARY INFORMATION AGREEMENT

--------------------------------------------------------------------------------


To:      GLOBAL SPORTS, INC.
         555 South Henderson Road
         King of Prussia, PA 19406

         The undersigned ("Employee"), in consideration of and as a condition of my employment or continued employment by you and/or by companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

1.       Confidentialitv.

         I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, trade secrets and Confidential Information (as hereinafter defined), knowledge, data or other information of the Company or any of its subsidiaries relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates or subsidiaries, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, Confidential Information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

         As used herein, "Confidential Information" shall mean information or materials that I know or have reason to know is the confidential or proprietary information of the Company, either because such information is marked or otherwise identified by the Company as confidential or proprietary, has commercial value, or is not generally known in the Company's trade or industry. Confidential Information shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; and (d) existence of any business discussions, negotiations or agreements between parties.

2.       Conflicting Employment; Return of Confidential Information.

         I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, computer disks, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

3.       Trade Secrets of Others.

         I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

4.       Modification.

         I agree that any subsequent change or changes in my employment duties, salary or compensation or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

5.       Arbitration.

         Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Philadelphia, Pennsylvania, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. Judgment upon any award may be entered in the highest court, state or federal, having jurisdiction. The cost of such arbitration shall be borne equally between the parties thereto unless the arbitrator elects to award costs and reasonable attorneys fees as part of the award which the arbitrator shall have the authority to do.

6.       Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors.

7.       Interpretation.

         IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

8.       Waivers.

         No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

9.       Entire Agreement; Modification.

         This Agreement constitutes the entire agreement between the parties and supersedes any prior oral or written communications, representations, understandings or agreements concerning the subject matter hereof with the Company or any officer or representative thereof. This Agreement may be amended, modified, or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company is Board of Directors.

10.      Headings.

         The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

11.      Counterparts.

         This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

12.      Governing Law.

         This Agreement shall be governed and construed in accordance with the laws of the

Commonwealth of Pennsylvania.

13.      Notices.

         All notices, requests, demands and communications which are or may be required to be given hereunder shall be deemed given if and when sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses (or, by written notice to the other party, to such other address as may be specified by either party):

         If to the Company:         GLOBAL SPORTS, INC.
                                    555 South Henderson Road
                                    King of Prussia, PA 19406
                                    Attention: President

         With a copy to:            Arthur H. Miller, Esquire
                                    Blank Rome Comisky & McCauley LLP
                                    One Logan Square
                                    Philadelphia, PA 19103

         If to Employee:            Michael Golden
                                    705 Gawain Road
                                    Plymouth Meeting, PA 19462

         With a copy to:

         In witness whereof, the undersigned Employee has placed his/her hand and seal hereto and the Undersigned Employer has caused this Agreement to be executed with intent to be legally bound hereby, the day and year first above written.

                                                EMPLOYEE:

Date: _____3/28/99_                             ___/s/ Michael Golden___________
                                 MICHAEL GOLDEN

ACCEPTED AND AGREED:

GLOBAL SPORTS, INC.

By: __/s/ Michael G. Rubin_____________
       Name: Michael G. Rubin
       Title: Chairman and Chief Executive Officer

Date:    ___________________